PART II - OTHER INFORMATION

                    Item 6.  Exhibits and Reports on Form 8-K

       a.   Exhibits

            Exhibit 27.  Financial Data Schedule

       b.   Reports on Form 8-K

            Press Release related to announcement of an agreement to acquire Flagship Bank and Trust Company, filed via Edgar on September 22, 1995.

                              CHITTENDEN CORPORATION

                                    SIGNATURES

  Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               CHITTENDEN CORPORATION
                                               Registrant




  November 9, 1995                             S/PAUL A. PERRAULT
  ----------------                             ---------------------------
  Date                                         Paul A. Perrault, President
                                               and Chief Executive Officer





  November 9, 1995                             S/NANCY ROWDEN BROCK
  ----------------                             --------------------------
  Date                                         Nancy Rowden Brock
                                               Treasurer